FIRST AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of August 15, 2016, to the Fund Accounting Servicing Agreement, dated as of August 10, 2012 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust, (the “Trust”) on behalf of the FIERA CAPTAL FUNDS (the “Funds”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to reflect a change to the  investment advisor of the fund; and

WHEREAS, the parties desire to amend the list of funds of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Amended
Exhibit A attached hereto.

Exhibit B of the Agreement is hereby superseded and replaced with Amended
Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS		U.S. BANK NATIONAL ASSOCIATION
By:	/s/ John P. Buckel	By:	/s/ Michael R. McVoy
Name:	John P. Buckel	Name:	Michael R. McVoy
Title:	President	Title:	Executive Vice President

Amended Exhibit A
to the
Fund Accounting Servicing Agreement - Trust for Professional Managers

Fund Names

Name of Series	Date Added
Fiera Capital STRONG Nations Currency Fund	on or after August 10, 2012

Amended Exhibit B to the Trust for Professional Managers Fund Accounting Servicing Agreement
FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at August, 2012
Annual Fee Based Upon Average Net Assets Per Fund*
____ basis points on the first $____ million
____ basis points on the next $____ million
____ basis points on the balance
Minimum annual fee:  $____ per fund
▪ Additional fee of $____ for each additional class
▪ Additional fee of $____ per manager/sub-advisor per fund
Services Included in Annual Fee Per Fund
▪ Daily Performance Reporting
▪ USBFS Legal Administration (e.g., registration statement update)
Pricing Services**
▪ $____ - Domestic Equities, Options, ADRs
▪ $____ - Domestic Corporate/Convertible/Gov’t/Agency Bonds, Foreign Equities, Futures, Forwards, Currency Rates
▪ $____ - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporate/Convertible/Gov’t/Agency
                   Bonds, Asset Backed Securities, Mortgage Backed Securities
▪ $____ - Bank Loans
▪ $____ - Credit Default Swaps
▪ $____ - Swaptions, Index Swaps
▪ $____ - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
Corporate Action & Manual Pricing Services
▪ $____ /Foreign Equity Security per Month for Corporate Action Service
▪ $____ /Domestic Equity Security per Month for Corporate Action Service
▪ $____ /Month Manual Security Pricing (>10/day)
Fair Value Services (Charged at the Complex Level)**
▪ $____ on the First 100 Securities
▪ $____ on the Balance of Securities
NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.  Use of alternative and/or additional sources may result in additional fees.
Chief Compliance Officer Annual Fees (Per Advisor Relationship/Fund)*
▪ $____ for the first fund (subject to Board approval)
▪ $____ for each additional fund (subject to change based on Board review and approval)
▪ $____ /sub-advisor per fund
Miscellaneous Expenses
Including but not limited to corporate action services, fair value pricing services, factor services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, etc), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.
Additional Services
Available but not included above are the following services – additional legal administration (e.g., subsequent new fund launch), daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board book portal (BookMark), and additional services mutually agreed upon.
*Subject to annual CPI increase, Milwaukee MSA.
** Per security per fund per pricing day.
Fees are billed monthly.

Advisor’s signature below acknowledges approval of the fund accounting fees on this Amended Exhibit B.
By:  Fiera Capital Inc.

Name & Title /s/ Stephen McShea___________________Date: October 25, 2016
General Counsel